Filed pursuant to Rule 424(b)(5)
Registration No. 333-235474
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 25, 2021)
$2,000,000,000

$1,000,000,000 4.000% notes due 2029
$1,000,000,000 4.200% notes due 2032
We are offering $1,000,000,000 of our 4.000% notes due 2029 (the “2029 notes”), and $1,000,000,000 of our 4.200% notes due 2032 (the “2032 notes”). The 2029 notes will bear interest at a rate of 4.000% per annum. The 2032 notes will bear interest at a rate of 4.200% per annum. We will pay interest semi-annually on the 2029 notes on each April 15 and October 15, beginning October 15, 2022. We will pay interest semi-annually on the 2032 notes on each April 15 and October 15, beginning October 15, 2022. The 2029 notes will mature on April 15, 2029 and the 2032 notes will mature on April 15, 2032. We refer to the 2029 notes and the 2032 notes collectively as the “notes”.
We may redeem notes of either series in whole at any time or in part from time to time at the applicable redemption price described under “Description of the Notes—Optional Redemption.” If we experience a Change of Control Repurchase Event, we may be required to offer to purchase the notes from holders. See “Description of the Notes—Repurchase at the Option of Holders upon Certain Changes of Control.” The notes are senior unsecured obligations of ours and will rank equally with all of our other existing and future senior unsecured indebtedness. There is no sinking fund for the notes of either series. The notes will not be listed on any securities exchange or quoted on any automated quotation system.
See “Risk Factors” beginning on page S-4 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.
	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to HP(1)
Per 2029 note	99.767%	0.625%	99.142%
2029 notes Total	$997,670,000	$6,250,000	$991,420,000
Per 2032 note	99.966%	0.650%	99.316%
2032 notes Total	$999,660,000	$6,500,000	$993,160,000
Total	$1,997,330,000	$12,750,000	$1,984,580,000
(1)	Plus accrued interest, if any, from March 31, 2022 if settlement occurs after that date.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the notes in book-entry form only will be made through The Depository Trust Company (“DTC”) for the benefit of its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, on or about March 31, 2022.
Joint Book Running Managers
BNP PARIBAS	BofA Securities	Goldman Sachs & Co. LLC	HSBC
J.P. Morgan	Wells Fargo Securities
Co-Managers
Citigroup	MUFG	Santander	US Bancorp
ING	SOCIETE GENERALE	Standard Chartered Bank
Credit Agricole CIB	Credit Suisse	Loop Capital Markets
Academy Securities	CastleOak Securities, L.P.	Ramirez & Co., Inc.	Siebert Williams Shank
The date of this prospectus supplement is March 29, 2022.

Prospectus Supplement
Prospectus
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus, or in any free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information.
We are not, and the underwriters are not, making an offer of the notes covered by this prospectus supplement in any jurisdiction where the offer is not permitted.
The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of the notes. You should not assume that the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Information Incorporated by Reference.”
In this prospectus supplement and the accompanying prospectus, unless otherwise specified or unless the context otherwise requires, references to “USD,” “dollars” and “$” are to U.S. dollars, and references to “HP,” “we,” “us” or “our” refer to HP Inc., and not to any of our subsidiaries unless otherwise indicated.
S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP Inc. and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions.
All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy, the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, demand, performance, market share or competitive performance relating to products or services; any statements concerning potential supply constraints, component shortages, manufacturing disruptions or logistics challenges; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims, disputes or other litigation matters; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms.
Risks, uncertainties and assumptions include factors relating to the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; the need to manage (and reliance on) third-party suppliers, including with respect to component shortages, and the need to manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; HP’s ability to execute on its strategic plan, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution, reseller and customer landscape; the development and transition of new products and services and the enhancement of existing products and services to meet evolving customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products or our uneven sales cycle; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends and events, including the unfolding situation in Ukraine and its regional and global ramifications and the effects of inflation; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners, including logistical challenges with respect to such execution and performance; changes in estimates and assumptions HP makes in connection with the preparation of its financial statements; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions or other effects of climate change, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes to federal, state, local and foreign laws and regulations, including environmental regulations and tax laws; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described in “Risk Factors” in this prospectus supplement and in our other filings with the SEC, including but not limited to the risks described under the caption “Risk Factors” contained in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended October 31, 2021 (our “2021 Form 10-K”), as well as in Item 1A of Part II of our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (our “2022 Q1 Form 10-Q”). We assume no obligation and do not intend to update these forward-looking statements.
S-iii

SUMMARY
This summary highlights selected information from this prospectus supplement and the accompanying prospectus and provides an overview of our company. You should read the following summary together with the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement and in the documents incorporated by reference.
Our Company
We are a leading global provider of personal computing and other access devices, imaging and printing products, and related technologies, solutions, and services. We sell to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health, and education sectors. We have three reportable segments: Personal Systems, Printing and Corporate Investments. The Personal Systems segment offers commercial and consumer desktop and notebook personal computers (“PCs”), workstations, thin clients, commercial mobility devices, retail point of sale systems, displays and peripherals, software, support, and services. The Printing segment provides consumer and commercial printer hardware, supplies, services and solutions. Corporate Investments includes HP Labs and certain business incubation and investment projects.
Recent Developments
On March 28, 2022, HP announced the signing of a definitive agreement to acquire Plantronics, Inc., a Delaware corporation (“Poly”), for a price of $40.00 per share, in an all-cash transaction valued at approximately $3.3 billion, inclusive of Poly's net debt. The transaction is expected to close by the end of calendar 2022, subject to the stockholder approval of Poly, required regulatory clearances, and the satisfaction of other customary closing conditions.
Corporate Information
HP was incorporated in 1947 under the laws of the state of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, we changed our state of incorporation from California to Delaware. Our principal executive offices are located at 1501 Page Mill Road, Palo Alto, California 94304. Our telephone number is (650) 857-1501.

The Offering
The following summary is provided solely for your convenience. The summary is not intended to be complete. For a more detailed description of the notes, see “Description of the Notes.”
Issuer
HP Inc.
Securities Offered
$1,000,000,000 of our 4.000% notes due 2029.
$1,000,000,000 of our 4.200% notes due 2032.
Maturity Date
The 2029 notes will mature on April 15, 2029.
The 2032 notes will mature on April 15, 2032.
Interest Rate
The 2029 notes will bear interest at a rate of 4.000% per annum. The 2032 notes will bear interest at a rate of 4.200% per annum.
Interest Payment Dates
We will pay interest semi-annually on the 2029 notes on each April 15 and October 15, beginning on October 15, 2022. We will pay interest semi-annually on the 2032 notes on each April 15 and October 15, beginning on October 15, 2022.
Ranking
The notes will be senior unsecured obligations of ours and will rank equally with all our other existing and future senior unsecured indebtedness from time to time outstanding.
Optional Redemption
We may redeem notes of either series in whole at any time or in part from time to time, at our option, at the applicable redemption price described under “Description of the Notes—Optional Redemption.”
Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. See “Description of the Notes—Optional Redemption.”
Change of Control Repurchase Event
Upon a Change of Control Repurchase Event (as defined under “Description of the Notes—Repurchase at the Option of Holders upon Certain Changes of Control”), we will be required to make an offer to each holder of notes to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes repurchased, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants
The indenture will contain covenants that, among other things, limit our ability or the ability of our restricted subsidiaries to:
•	create or incur liens;
•	enter into certain sale and lease-back transactions; and
•	consolidate, merge, convey or transfer our assets substantially as an entirety.
These covenants will be subject to important qualifications and exceptions as described under “Description of the Notes—Certain Covenants.”
Use of Proceeds
We estimate that the net proceeds from the sale of the notes will be approximately $1,979.6 million, after deducting the underwriting discount and our estimated expenses of this offering. We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, repayment and refinancing of debt (including the repayment of our 4.05% notes due September 2022 at maturity), funding of acquisition opportunities (which may include the acquisition of Poly), cash on balance sheet, working capital, capital expenditures, and share repurchases.
Form and Denominations
The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be book-entry only and registered in the name of a nominee of DTC.
Governing Law
The indenture provides that New York law shall govern any action regarding the notes brought pursuant to the indenture.
Trustee
The Bank of New York Mellon Trust Company, N.A.
Risk Factors
Investing in the notes involves substantial risks and uncertainties. See “Risk Factors” included in this prospectus supplement, as well as other information contained in or incorporated by reference into this prospectus supplement and the accompany prospectus, for a discussion of factors you should carefully consider before deciding to purchase any notes.

RISK FACTORS
An investment in the notes represents a high degree of risk. In consultation with your own financial and legal advisors, and in addition to the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth under the caption “Risk Factors” contained in Part I, Item 1A of our 2021 Form 10-K and in Part II, Item 1A of our 2022 Q1 Form 10-Q before investing in the notes. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.
There are no established trading markets for the notes.
Each series of the notes is a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market may not develop for the notes. If an active trading market does not develop or is not maintained for a series of notes, the market price and liquidity of such notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or at a favorable price.
The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market prices and liquidity of the notes.
The notes are structurally subordinated to the indebtedness of our subsidiaries.
The notes are obligations exclusively of HP Inc. and not of any of our subsidiaries. Most of our assets are owned through our subsidiaries, and we depend on distributions of cash flow and earnings from our subsidiaries in order to meet our payment obligations under the notes and our other debt obligations. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of our subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be structurally subordinated to all liabilities of our existing subsidiaries and any subsidiaries that we may in the future acquire or establish.
Failure to maintain a satisfactory credit rating could adversely affect our liquidity, capital position, borrowing costs and access to capital markets.
Our credit risk is evaluated by the major independent rating agencies. Past downgrades of Hewlett-Packard Company’s credit ratings increased the cost of borrowing under our credit facilities and reduced market capacity for our commercial paper. Future downgrades of our credit ratings could have the same effects, and could also require the posting of additional collateral under some of our derivative contracts. We cannot assure you that we will be able to maintain our credit ratings, and any additional actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, may have a negative impact on our liquidity, capital position and access to capital markets and could affect the market value of the notes. Also, our credit ratings may not reflect the potential impact of risks related to the terms of the notes or other factors related to the value of the notes.
If we default on our obligations to pay our other debt, we may not be able to make payments on the notes.
Any default under the agreements governing our debt, including a default under our revolving credit facility, that is not waived by the required lenders or holders of such debt, and the remedies sought by the lenders or holders of such debt could prevent us from paying principal and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow or are otherwise unable to obtain funds necessary to meet required payments or principal and interest on our debt, or if we otherwise fail to comply with the various covenants in the agreements governing our debt, including the covenants contained in our revolving credit facility, we would be in default under the terms of the agreements governing such debt.

The notes will be subject to a change of control provision, and we may not have the ability to raise the funds necessary to fulfill our obligations under the notes following a Change of Control Repurchase Event.
Upon the occurrence of a defined Change of Control Repurchase Event, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. We may not, however, have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the notes. Our failure to make or complete a change of control offer would place us in default under the indenture governing the notes. We cannot assure you that we would be able to repay such debt at such time.
Optional redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in comparable securities at effective interest rates as high as those of the notes.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes will be approximately $1,979.6 million after deducting the underwriting discount and our estimated expenses of this offering. We intend to use net proceeds from this offering for general corporate purposes, which may include, without limitation, repayment and refinancing of debt (including the repayment of our 4.05% notes due September 2022 (the “2022 Notes”) at maturity), funding of acquisition opportunities (which may include the acquisition of Poly), cash on balance sheet, working capital, capital expenditures, and share repurchases.
Our management will retain broad discretion as to the allocation of the net proceeds from this offering. Until we use the net proceeds of this offering, we intend to invest the funds in short-term, interest-bearing investments.
Certain of the underwriters or their affiliates may hold some of our outstanding debt, including the 2022 Notes. To the extent that the underwriters or their affiliates own any of our outstanding debt, and we use the net proceeds of this offering to repay or refinance such debt (including the 2022 Notes), they may receive a portion of the net proceeds of this offering.

DESCRIPTION OF THE NOTES
The following “Description of the Notes” is a summary of certain provisions of the notes and of the indenture, does not purport to be complete and is qualified in its entirety by reference to the indenture. Capitalized terms used but not defined in this prospectus supplement or in the accompanying prospectus have the meanings given to them in the indenture. The term “Securities,” as used in this section, refers to all securities issued or issuable from time to time under the indenture. The term “business day,” as used in this section, means any calendar day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or obligated by law or executive order to close.
General
The notes will be issued under an indenture, dated as of June 17, 2020 (as amended and supplemented from time to time, the “indenture”), between HP and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), will be our senior unsecured obligations and will rank on the same basis with all of our other senior unsecured indebtedness from time to time outstanding. Each series of the notes will be a separate series of senior debt securities, as described in the accompanying prospectus, under the indenture. The indenture does not limit the aggregate principal amount of Securities that may be issued under the indenture. Without the consent of the holders, we may increase the aggregate principal amount of notes of either series in the future on the same terms and conditions (except for issuance date, price and, in some cases, the initial interest payment date) and with the same CUSIP number as the notes of that series being offered hereby. Securities may be issued under the indenture from time to time as a single series or in two or more separate series up to the aggregate principal amount authorized by us from time to time. Additional notes of a series may only be issued if they will be fungible for U.S. federal tax purposes with the other notes of that series.
If the maturity date of any notes falls on a day that is not a business day, payment of principal, premium, if any, and interest for such notes then due will be paid on the next business day. No interest on that payment will accrue from and after the maturity date. Payments of principal, premium, if any, and interest on the notes will be made by us through the Trustee to the depositary. See “Description of the Debt Securities—Global Securities” in the accompanying prospectus. The notes will be issued in the form of one or more fully registered global securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may redeem notes of either series in whole at any time or in part from time to time, as described below under “—Optional Redemption.”
Interest
The 2029 notes will bear interest at a rate of 4.000% per annum and the 2032 notes will bear interest at a rate of 4.200% per annum. We will make interest payments on the 2029 notes semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2022, to the holders of record of the 2029 notes at the close of business on the fifteenth day (whether or not a business day) immediately preceding the related interest payment date. We will make interest payments on the 2032 notes semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2022, to the holders of record of the 2032 notes at the close of business on the fifteenth day (whether or not a business day) immediately preceding the related interest payment date. Interest on the notes will accrue from and including March 31, 2022 to, but excluding, the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be. Interest on the notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date on the notes falls on a date that is not a business day, the interest payment shall be postponed to the next succeeding business day as if made on the interest payment date, and no interest on such payment shall accrue for the period from and after such interest payment date to the date of such payment on the next succeeding business day.

Optional Redemption
Prior to the applicable Par Call Date, each series of notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price, as calculated by us, equal to the greater of:
•	100% of the principal amount of the notes to be redeemed; and
•
the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the notes to be redeemed matured on the applicable Par Call Date (exclusive of accrued and unpaid interest, if any, to, but excluding, the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points (in the case of the 2029 notes) or 30 basis points (in the case of the 2032 notes), plus, in each case, accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption.
On or after the applicable Par Call Date, each series of notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. We will calculate the redemption price.
Notice of redemption will be sent at least 10 but not more than 45 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If fewer than all of the notes are to be redeemed at any time, not more than 45 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called shall be selected in accordance with the procedures of DTC. The Trustee shall have no obligation to calculate any redemption price or premium.
Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the Trustee prior to the close of business two business days prior to the redemption date or such shorter time as may be acceptable to the Trustee, if any such redemption has been rescinded or delayed, and upon receipt the Trustee will provide such notice to each holder of the notes to be redeemed in the same manner in which the notice of redemption was given.
“Par Call Date” means (i) with respect to the 2029 notes, February 15, 2029 (the date that is two months prior to the maturity date of the 2029 notes) and (ii) with respect to the 2032 notes, January 15, 2032 (the date that is three months prior to the maturity date of the 2032 notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate in respect of a series of notes, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to such Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than such Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than such Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to such Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Repurchase at the Option of Holders upon Certain Changes of Control
If a Change of Control Repurchase Event with respect to a series of notes occurs, unless we have exercised our right to redeem the notes of such series as described above, we will make an offer to each holder of notes of such series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, we will send a notice to each holder to which we are required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the notes of the applicable series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
We will be required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, referred to in this prospectus supplement as the “Exchange Act,” and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of any such conflict.

On the Change of Control Repurchase Event payment date, we will be required, to the extent lawful, to:
•
accept for payment all notes or portions of notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered and not withdrawn; and
•
deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

The paying agent will promptly send to each holder of notes properly tendered and not withdrawn the purchase price for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any such notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a change of control offer and we, or any third party making such an offer in lieu of us as described above, purchases all of such notes properly tendered and not withdrawn by such holders, we or such third party will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the change of control offer described above, to redeem all notes that remain outstanding following such purchase on a date specified in such notice (the “second change of control payment date”) and at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the second change of control payment date.
We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of indebtedness outstanding at such time or otherwise materially adversely affect our capital structure or credit ratings.
The Change of Control purchase feature of the notes may, in certain circumstances, make more difficult or discourage a takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.
“Below Investment Grade Rating Event” means, with respect to a series of the notes, the rating on such notes is lowered by each of the Rating Agencies, and such notes are rated below Investment Grade by each of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).
“Board of Directors” means either the Board of Directors of HP or any duly authorized committee empowered by that Board of Directors or the executive committee thereof to act with respect to the indenture.

“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than us or one or more of our subsidiaries;

(2)
the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than us or one of our wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock, measured by voting power rather than number of shares;

(3)
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or

(4)	the adoption by us of a plan providing for our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Fitch” means Fitch Ratings and its successors.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
“Moody’s” means Moody’s Investors Service and its successors.
“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“S&P” means S&P Global Ratings and its successors.
“Voting Stock” means, with respect to any person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Certain Covenants
Limitation on Liens
HP will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case effectively providing concurrently with such issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a Mortgage with respect to any such indebtedness, that the notes (together with, if HP shall so determine, any other indebtedness of or guarantee by HP or such Restricted Subsidiary ranking equally with the notes and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of HP, prior to) such Secured Debt. Any Lien that is granted to secure the notes under this covenant shall be automatically released and discharged upon the release of the Lien that gave rise to the obligation to secure the notes under this covenant. The foregoing restriction with respect to Secured Debt, however, will not apply to:
(1)
Mortgages on property existing at the time of acquisition thereof by HP or any Subsidiary, whether or not assumed; provided that such Mortgages were in existence prior to the contemplation of such acquisitions;

(2)
Mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary; provided that such Mortgages are not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by HP and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

(3)
Mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by HP or a Restricted Subsidiary (including leases) or Mortgages thereon to secure the payment of all or any part of the purchase price thereof, or Mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements, or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction, or the making of such improvements;

(4)	Mortgages to secure indebtedness owing to HP or to a Restricted Subsidiary;
(5)	Mortgages existing at the date of the issuance of the notes;
(6)
Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with HP or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to HP or a Restricted Subsidiary; provided that such Mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(7)
Mortgages in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such Mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by HP and/or any Restricted Subsidiary in good faith by appropriate proceedings and HP and/or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

(8)	Mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation;

(9)
Mortgages for materialmen’s, mechanics’, workmen’s, repairmen’s, landlord’s Mortgages for rent, or other similar Mortgages arising in the ordinary course of business in respect of obligations which are not yet overdue or which are being contested by HP or any Restricted Subsidiary in good faith and by appropriate proceedings;

(10)
Mortgages consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title thereto, which do not materially impair the use of such property by HP or any Restricted Subsidiary in the operation of business or the value of such property for the purpose of such business; and

(11)
extensions, renewals, refinancings or replacements of any Mortgage referred to in the foregoing clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10); provided, however, that any Mortgages permitted by any of the foregoing clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10) shall not extend to or cover any property of HP or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clauses and improvements thereto; provided, further that any refinancing or replacement of any Mortgages permitted by the foregoing clauses (7) and (8) shall be of the type referred to in such clauses (7) or (8), as the case may be.

Notwithstanding the restrictions outlined in the preceding paragraph, HP or any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt which would otherwise be subject to such restrictions, without equally and ratably securing the notes; provided that after giving effect thereto, the aggregate amount of all Secured Debt (not including Mortgages permitted under clauses (1) through (11) above), together with the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph under “—Limitation on Sale and Lease-Back Transactions” below, does not exceed the greater of $1.5 billion and 15% of the Consolidated Net Tangible Assets of HP as most recently determined on or prior to such date.
Limitation on Sale and Lease-Back Transactions
HP will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between HP and a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) HP or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction pursuant to any of clause (1), (2), (3), (4), (5), (6), (7), (8), (9), (10) or (11) of the first paragraph under “—Limitation on Liens” above without equally and ratably securing the notes as described above under “—Limitation on Liens”; or (2) HP shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of HP or a Restricted Subsidiary that matures more than 12 months after the creation of such indebtedness or the purchase, construction or development of other comparable property.
Notwithstanding the restrictions outlined in the preceding paragraph, HP or any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions which would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph; provided that after giving effect thereto, the aggregate amount of such Sale and Lease-Back Transactions, together with the aggregate amount of all outstanding Secured Debt not permitted by clauses (1) through (11) above under “—Limitation on Liens”, does not exceed the greater of $1.5 billion and 15% of Consolidated Net Tangible Assets of HP as most recently determined on or prior to such date.
Certain Definitions
“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction involving a Principal Property, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors); and (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the notes of all series outstanding pursuant to the indenture compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.
“Consolidated Net Tangible Assets” means, as of the time of determination, total assets (excluding applicable reserves) less: (a) total current liabilities, except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases; and (b) to the extent included in total assets, all goodwill, tradenames, patents, organization expenses, unamortized debt discount and expenses (other than capitalized, unamortized product development costs), all as set forth on the most recent consolidated balance sheet of HP and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.
“Mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.
“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by HP or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of HP or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to HP or any Restricted Subsidiary or any assets of HP or any Restricted Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which: (a) is owned by HP or any Restricted Subsidiary; (b) is located within any of the present 50 states of the United States (or the District of Columbia); (c) has not been determined in good faith by the Board of Directors not to be materially important to the total business conducted by HP and its Subsidiaries taken as a whole; and (d) has a book value on the date as of which the determination is being made in excess of 1.0% of Consolidated Net Tangible Assets of HP as most recently determined on or prior to such date.
“Restricted Subsidiary” means any Subsidiary which owns any Principal Property; provided, however, that the term “Restricted Subsidiary” shall not include (a) any Subsidiary which is principally engaged in financing receivables, or which is principally engaged in financing HP’s operations outside the United States; or (b) any Subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by HP or by one or more other Subsidiaries, or by HP and one or more other Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or in the over-the-counter market.
“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by HP or any Restricted Subsidiary of any Principal Property which property has been or is to be sold or transferred by HP or such Restricted Subsidiary to such person.
“Secured Debt” means any debt for borrowed money secured by a mortgage upon any Principal Property of HP or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired).
“Subsidiary” means a corporation of which at least 66 2/3% of the outstanding voting stock of such corporation is at the time owned, directly or indirectly, by HP or by one or more other Subsidiaries, or by HP and one or more other Subsidiaries, and the accounts of which are consolidated with those of HP in its most recent consolidated financial statements in accordance with generally accepted accounting principles. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Consolidation, Merger and Sale of Assets
HP shall not consolidate with or merge into any other Person (in a transaction in which HP is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
(1)
in case HP shall consolidate with or merge into another Person (in a transaction in which HP is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which HP is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of HP substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the notes and the performance or observance of every covenant of the indenture on the part of HP to be performed or observed;

(2)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)
HP has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of any kind.
Events of Defaults
The indenture defines an “Event of Default” with respect to any series of notes as being:
(1)	our failure to pay the principal of or any premium on that series of notes when due;
(2)	our failure to pay any interest on that series of notes for 30 days when due;
(3)
our failure to perform any other covenant in the indenture, including the failure to make the required offer to purchase notes following a Change of Control Repurchase Event, if that failure continues for 90 days after we are given the notice required under the indenture; or

(4)	our bankruptcy, insolvency or reorganization.
An Event of Default of one series of notes is not necessarily an event of default for any other series of notes.
If an Event of Default, other than an Event of Default described in clause (4) above, shall occur and be continuing with respect to a series of notes, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series may declare the principal amount of the notes of that series to be due and payable immediately. If an Event of Default described in clause (4) above shall occur, the principal amount of all the notes will automatically become immediately due and payable.
After acceleration, the holders of a majority in aggregate principal amount of the outstanding notes of that series, under certain circumstances, may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived.
Subject to its required standard of care during an Event of Default, the Trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the Trustee indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to that series.

A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:
(1)	the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes of that series;
(2)
the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made a written request and have offered reasonable indemnity to the Trustee to institute the proceeding; and

(3)
the Trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding notes of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of notes on or after the due date without following the procedures listed in (1) through (3) in the preceding paragraph.
We will furnish the Trustee with an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults. We will also provide written notice to the Trustee within 30 days of the occurrence of any Event of Default.
Modification and Waiver
The provisions of the indenture relating to modifications and amendments to and waivers under the indenture described under the caption “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus will apply to the notes.
Satisfaction and Discharge; Defeasance
The provisions of the indenture relating to satisfaction and discharge and defeasance described under the caption “Description of the Debt Securities—Satisfaction and Discharge; Defeasance” in the accompanying prospectus will apply to the notes.
Open Market Purchases
HP or any of its affiliates may at any time and from time to time purchase notes in the open market or otherwise.
Sinking Fund
There will not be a sinking fund for the notes.
Governing Law
The indenture provides that New York law shall govern any action regarding the notes brought pursuant to the indenture.
Regarding the Trustee
The indenture limits the right of the Trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.
The Trustee is permitted to engage in certain other transactions. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, however, the Trustee must eliminate the conflict or resign. The Bank of New York Mellon Trust Company, N.A. and its affiliates have performed and continue to perform other services for us in the normal course of business.
Exchange and Transfer
The provisions described under the caption “Description of the Debt Securities—Exchange and Transfer” in the accompanying prospectus will apply to the notes.

Payment and Paying Agents
The provisions described under the caption “Description of the Debt Securities—Payment and Paying Agents” in the accompanying prospectus will apply to the notes.
Book-Entry Notes
We have obtained the information in this section or in the accompanying prospectus concerning The Depository Trust Company, Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Depositary, Clearstream and Euroclear. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Upon issuance, the notes will be represented by one or more fully registered global securities. Each global security will be deposited with The Depository Trust Company, as depositary, and registered in the name of Cede & Co. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by the depositary to a nominee of such depositary. Investors may elect to hold interests in the global securities through:
•	the depositary in the United States; or
•
in Europe, (i) Clearstream Banking, société anonyme, referred to in this prospectus supplement as Clearstream, or (ii) Euroclear Bank SA/NV, as operator of the Euroclear System, referred to in this prospectus supplement as Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the depositary.
Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations, referred to in this prospectus supplement as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.
Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries.
Euroclear is operated by Euroclear Bank SA/NV, referred to in this prospectus supplement in such role as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, referred to in this prospectus supplement as the cooperative. All operations are conducted by Euroclear Bank SA/NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear

Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian laws (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to beneficial interests in the notes held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Bank and by Euroclear.
Global Clearance and Settlement Procedures. Initial settlement for the notes will be made in immediately available funds. Secondary market trading between the depositary participants will occur in the ordinary way in accordance with the depositary’s rules and will be settled in immediately available funds using the depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through the depositary, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in the depositary in accordance with the depositary’s rules on behalf of the relevant European international clearing system by its U.S. depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in the depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositary.
Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a depositary participant will be made during subsequent securities settlement processing and will be credited the business day following the depositary settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a depositary participant will be received with value on the depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the depositary.
Although the depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of the depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following summary describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”) and U.S. Treasury regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be changed, possibly with retroactive effect. This summary also assumes that a “substantial amount” of the notes, within the meaning of U.S. Treasury Regulation Section 1.1273-2(a)(1), are deemed to be issued for money.
This summary applies to you only if you acquire the notes for cash in this offering at the “initial offering price” and hold the notes as capital assets within the meaning of Section 1221 of the Code.
This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, and it does not address state, local, non-U.S., alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with holders that may be subject to special tax rules, including, but not limited to, insurance companies; tax-exempt entities; banks and other financial institutions; thrifts; regulated investment companies; real estate investment trusts; dealers in securities or currencies; U.S. Holders (as described below) whose functional currency is not the U.S. dollar; certain U.S. expatriates; holders who hold the notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. federal income tax purposes; controlled foreign corporations; foreign personal holding companies; passive foreign investment companies; traders in securities that elect to use a mark-to-market method of accounting; pass-through entities (or owners in pass-through entities); persons who hold notes in retirement plans or tax-deferred accounts; persons subject to special tax accounting rules under Section 451(b) of the Code or persons who hold existing notes issued by us that are being redeemed in any substantially contemporaneous transaction. We will not seek a ruling from the Internal Revenue Service, or the “IRS,” with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. You should consult your own tax advisor as to the particular tax consequences to you of acquiring, holding or disposing of the notes.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that beneficially owns a note or a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. federal income tax consequences applicable to you of the acquisition, ownership and disposition of the notes.
We urge you to consult your tax advisor concerning the tax consequences of the purchase, ownership and disposition of the notes, including any U.S. federal tax consequences and the tax consequences under the laws of any foreign, state, local or other taxing jurisdictions and the possible effects of changes in U.S. federal or other tax laws.
Payments under Certain Events
We may be required, in certain circumstances, to pay amounts on the notes in addition to the stated principal amount of and interest on the notes (e.g., payments pursuant to a Change of Control Repurchase Event as described above under the heading “Description of the Notes—Repurchase at the Option of Holders upon Certain Changes of Control” or payments pursuant to an optional redemption as described above under the heading “Description of the Notes—Optional Redemption”). Although the issue is not free from doubt, we intend to take the position (and this discussion assumes) that the possibility of payment of such amounts does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations.
Our determination that the notes are not contingent payment debt instruments is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, a holder may be required to accrue interest income on the notes based upon a comparable yield, regardless of the holder’s method of accounting. In addition, any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes would be recharacterized as ordinary income. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.
U.S. Holders
Interest
The following discussion assumes that the notes will be issued with less than a de minimis amount (as set forth in the Code and applicable U.S. Treasury regulations) of original issue discount. In such case, interest on a note will generally be taxable to you as ordinary interest income as it accrues or is received by you in accordance with your regular method of accounting for U.S. federal income tax purposes. If, however, the notes are issued for an amount less than the principal amount and the difference is more than a de minimis amount, you will be required to include the difference in gross income as original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments to which such income is attributable.
Sale, Exchange, Redemption or Other Taxable Dispositions of Notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of the cash and the fair market value of any property you receive on the sale or other taxable disposition (less an amount attributable to any accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included as income), and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note will generally be equal to your cost for the note.
Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if your holding period in the note exceeds one year at the time of the disposition. Long-term capital gains of non-corporate taxpayers are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. You should consult your own tax advisor regarding the deductibility of capital losses in light of your particular circumstances.
Medicare Tax on Net Investment Income
Certain non-corporate U.S. Holders will be subject to an additional 3.8% Medicare tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). A U.S. Holder’s net investment income will generally include any income or gain recognized by such holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a non-corporate U.S. Holder, you should consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.
Information Reporting and Backup Withholding
You will also be subject to information reporting with respect to payments on the notes and proceeds from the sale or other disposition of the notes, unless you are an exempt recipient and appropriately establish that exemption.

U.S. federal backup withholding may apply to payments on the notes and proceeds from the sale or other disposition of the notes unless you provide a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you are exempt from the backup withholding rules and appropriately establish that exemption. A U.S. Holder who does not provide the applicable withholding agent with the correct TIN may be subject to penalties imposed by the IRS.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Interest
Subject to the discussions of backup withholding and “FATCA” below, payments of interest on the notes to you will not be subject to U.S. federal income or withholding tax; provided that:
•	you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	you are not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of your trade or business;
•	you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is, actually or constructively, related to us through stock ownership (as provided in the Code);
•
the interest payments are not effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are not attributable to a U.S. permanent establishment); and

•	you meet certain certification requirements.
You will satisfy these certification requirements if you certify on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other suitable substitute form or other applicable form as the IRS may prescribe, under penalties of perjury, that you are not a United States person within the meaning of the Code, provide your name and address and timely deliver such form to the applicable withholding agent. If you hold a note through a foreign partnership or intermediary, you and the foreign partnership or intermediary must satisfy certification requirements of applicable U.S. Treasury regulations. Special certification rules will apply to you if you are a pass-through entity.
If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then, although you will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, you will be subject to U.S. federal income tax on that interest on a net-income basis in the same manner as if you were a U.S. Holder as described above. In addition, if you are a foreign corporation, such effectively connected income may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified under an applicable income tax treaty.
Sale, Exchange or Other Taxable Dispositions of Notes
In addition, subject to the discussions of backup withholding and “FATCA” below, you will not be subject to U.S. federal income tax on the gain you realize (other than any amount allocable to accrued and unpaid interest, which would be treated as interest and subject to the rules discussed above in “—Interest”) on any sale, exchange or other taxable disposition of a note, unless:
•	the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable treaty, is attributable to a U.S. “permanent establishment”); or
•	you are an individual and have been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates in the same manner as if you were a U.S. Holder described above. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on its net gain generally in the same manner as if you were a U.S. Holder as described above and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by U.S.-source capital losses, even though you are not considered a resident of the United States.
Information Reporting and Backup Withholding
Generally, the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to you. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
In general, you will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described immediately below the last bullet point under “—Interest” has been received and the withholding agent does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the payor does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, that is not an exempt recipient, or you otherwise establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.
FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax will generally apply to payments of interest on the notes made to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder) and certain other nonfinancial foreign entities, unless (i) the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners, (ii) the non-financial foreign entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity and meets certain other specified requirements or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may modify the above rules.
While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of the notes (including retirement or redemption) on or after January 1, 2019, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these recent Treasury regulations are not final, the preamble to these U.S. Treasury regulations indicates that taxpayers may rely on them pending their finalization.
Prospective investors are urged to consult their own tax advisors regarding the application of FATCA to the notes.
The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending on a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the acquisition, beneficial ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal and other tax laws.

UNDERWRITING
Under the terms and conditions contained in an underwriting agreement dated March 29, 2022, we have agreed to sell to the underwriters named below, for which BNP Paribas Securities Corp., BofA Securities, Inc., Goldman Sachs & Co. LLC and HSBC Securities (USA) Inc. are acting as representatives, and each underwriter has agreed severally to purchase, the principal amounts of the 2029 notes and the 2032 notes set forth opposite its name below.
Underwriter	Principal Amount of 2029 notes	Principal Amount of 2032 notes
BNP Paribas Securities Corp.	$114,584,000	$114,583,000
BofA Securities, Inc.	114,584,000	114,583,000
Goldman Sachs & Co. LLC	114,583,000	114,584,000
HSBC Securities (USA) Inc.	114,583,000	114,584,000
J.P. Morgan Securities LLC	114,583,000	114,583,000
Wells Fargo Securities, LLC	114,583,000	114,583,000
Citigroup Global Markets Inc.	40,000,000	40,000,000
MUFG Securities Americas Inc.	40,000,000	40,000,000
Santander Investment Securities Inc.	40,000,000	40,000,000
U.S. Bancorp Investments, Inc.	40,000,000	40,000,000
ING Financial Markets LLC	22,500,000	22,500,000
SG Americas Securities, LLC	22,500,000	22,500,000
Standard Chartered Bank	22,500,000	22,500,000
Credit Agricole Securities (USA) Inc.	15,000,000	15,000,000
Credit Suisse Securities (USA) LLC	15,000,000	15,000,000
Loop Capital Markets LLC	15,000,000	15,000,000
Academy Securities, Inc.	10,000,000	10,000,000
CastleOak Securities, L.P.	10,000,000	10,000,000
Samuel A. Ramirez & Company, Inc.	10,000,000	10,000,000
Siebert Williams Shank & Co., LLC	10,000,000	10,000,000
Total	$1,000,000,000	$1,000,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. In addition, the underwriting agreement provides that, if an underwriter defaults on its purchase obligations, and such underwriter’s purchase commitment was less than 10% of the aggregate principal amount of the notes, the purchase commitments of non-defaulting underwriters with respect to the notes shall be increased proportionately to take up and pay for the notes which the defaulting underwriter failed to purchase. If the defaulting underwriter’s purchase commitment was more than 10% of the aggregate principal amount of the notes, the purchase commitments of the non-defaulting underwriters with respect to the notes may be increased or the offering of the notes may be terminated.
The underwriters propose to offer the notes initially at the public offering prices on the cover page of this prospectus supplement and may offer the notes to selected broker-dealers at those prices, in the case of the 2029 notes, less a concession of 0.375% of the principal amount, and in the case of the 2032 notes, less a concession of 0.400% of the principal amount. The underwriters and selected broker-dealers may allow a discount on sales to other broker-dealers, in the case of the 2029 notes, of 0.250% of the principal amount, and in the case of the 2032 notes, of 0.250% of the principal amount. After the initial public offering of the notes, the public offering prices and concessions and discounts to broker-dealers and other selling terms with respect thereto may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Certain of the underwriters may not be U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

Each series of the notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange, and we do not intend to apply for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they intend to make a market in the notes of each series, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading markets for, the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the markets for similar securities, our operating performance and financial condition, general economic conditions and other factors.
We estimate that our out-of-pocket expenses (not including the underwriting discount) for this offering will be approximately $5,000,000.
The following table shows the amount of the underwriting discount provided to the underwriters in connection with this offering, expressed as a percentage of the principal amount of each series of the notes and in total:
	Per Note	Total
2029 notes	0.625%	$6,250,000
2032 notes	0.650%	$6,500,000
We expect that delivery of the notes will be made against payment therefor on or about March 31, 2022, which is the second business day following the date of pricing of the notes.
We have agreed to indemnify the several underwriters against certain liabilities under the Securities Act of 1933, as amended, referred to in this prospectus supplement as the “Securities Act,” or to contribute to payments that the underwriters may be required to make in that respect.
The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids, in accordance with Regulation M under the Exchange Act, as described below:
•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.
•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum.
•	Syndicate covering transactions involve purchases of notes in the open market after the distribution of such notes has been completed in order to cover syndicate short positions.
•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Certain of the underwriters or their affiliates may hold some of our outstanding debt, including the 2022 Notes. To the extent that the underwriters or their affiliates own any of our outstanding debt, and we use the net proceeds of this offering to repay or refinance such debt (including the 2022 Notes), they may receive a portion of the net proceeds of this offering.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales Outside the United States
The notes are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.
Each of the underwriters has agreed that it will not offer, sell, or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations and which will not impose any obligations on us except as set forth in the underwriting agreement.
Holders may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country in which the notes were purchased. These taxes and charges are in addition to the respective public offering price set forth on the cover page.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not to be considered a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs

Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This offering memorandum is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
Further, this prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to HP; and

(b)	it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Recipients of this prospectus supplement and the accompanying prospectus are not permitted to transmit it to any other person. The notes are not being offered to the public in the United Kingdom.
Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that ordinance.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement nor the accompanying prospectus nor other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances that constitute an offer or a solicitation of an offer within the meaning of the Securities and

Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

VALIDITY OF THE NOTES
The validity of the notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of HP Inc. appearing in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021, and the effectiveness of HP’s internal control over financial reporting as of October 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available on our website at http://www.hp.com; however, that information is not a part of this prospectus supplement or the accompanying prospectus.
INFORMATION INCORPORATED BY REFERENCE
We “incorporate by reference” certain information of ours into this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to those documents we file separately with the SEC, which are considered part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless HP specifically states in such Current Report on Form 8-K that such information is to be considered “filed” under the Exchange Act or HP incorporates it by reference into a filing under the Securities Act or the Exchange Act):
•	Annual Report on Form 10-K for the fiscal year ended October 31, 2021, filed on December 9, 2021;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022, filed on March 7, 2022; and
•	Current Reports on Form 8-K filed on November 17, 2021 (as amended by Amendment No. 1 on Form 8-K/A filed on January 13, 2022), February 18, 2022 and March 28, 2022.
Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with the SEC’s rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:
HP Inc.
1501 Page Mill Road
Palo Alto, California 94304
Attn: Investor Relations Department
(650) 857-1501

Prospectus
HP Inc.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
We may offer from time to time, in one or more offerings, debt securities, common stock, preferred stock, depositary shares and warrants. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “HPQ.”
See risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as they have and may be updated and modified periodically in our reports filed with the Securities and Exchange Commission (the “SEC”) as described in the section entitled “Information Incorporated by Reference” in this prospectus.
Our principal executive offices are located at 1501 Page Mill Road, Palo Alto, California 94304, and our telephone number at that location is (650) 857-1501.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
February 25, 2021

Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below, including a description of our business, in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”
We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.
Except as otherwise noted, references in this prospectus to “HP,” “we,” “us” and “our” are to HP Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus, the prospectus supplement, the documents incorporated by reference in this prospectus and other written reports and oral statements made from time to time by HP may contain “forward-looking statements” based on current expectations and assumptions that involve risks and uncertainties. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, deferred taxes, share repurchases, foreign currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring and other charges, planned structural cost reductions and productivity initiatives; any statements of the plans, strategies and objectives of management for future operations, including, but not limited to, our business model and transformation, our sustainability goals, our go-to-market strategy the execution of restructuring plans and any resulting cost savings, net revenue or profitability improvements or other financial impacts; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief, including with respect to the timing and expected benefits of acquisitions and other business combination and investment transactions; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can also generally be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” and similar terms. Risks, uncertainties and assumptions include factors relating to the effects of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation, the effects of which may give rise to or amplify the risks associated with many of these factors listed here; HP’s ability to execute on its strategic plan, including the previously announced initiatives, business model changes and transformation; execution of planned structural cost reductions and productivity initiatives; HP’s ability to complete any contemplated share repurchases, other capital return programs or other strategic transactions; the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy and business model changes and transformation; successfully innovating, developing and executing HP’s go-to-market strategy, including online, omnichannel and contractual sales, in an evolving distribution and reseller landscape; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; successfully competing and maintaining the value proposition of HP’s products, including supplies; the need to manage third-party suppliers, manage HP’s global, multi-tier distribution network, limit potential misuse of pricing programs by HP’s channel partners, adapt to new or changing marketplaces and effectively deliver HP’s services; challenges to HP’s ability to accurately forecast inventories, demand and pricing, which may be due to HP’s multi-tiered channel, sales of HP’s products to unauthorized resellers or unauthorized resale of HP’s products; integration and other risks associated with business combination and investment transactions; the results of the restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of the restructuring plans; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; the hiring and retention of key employees; the impact of macroeconomic and geopolitical trends and events; risks associated with HP’s international operations; the execution and performance of contracts by HP and its suppliers, customers, clients and partners; disruptions in operations from system security risks, data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the COVID-19 pandemic, and other natural or manmade disasters or catastrophic events; the impact of changes in tax laws; potential impacts, liabilities and costs from pending or potential investigations, claims and disputes; and other risks that are described herein, including but not limited to the items discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2020 and that are otherwise described or updated from time to time in HP’s other filings with the SEC. HP assumes no obligation and does not intend to update these forward-looking statements.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, repurchases of outstanding shares of common stock, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF THE DEBT SECURITIES
This section describes the general terms and provisions of any senior debt securities and subordinated debt securities (together, the “debt securities”) that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and the extent to which the general terms and provisions contained herein apply to that particular series.
General
The debt securities will either be our senior debt securities or our subordinated debt securities. We expect to issue the debt securities under one or more separate indentures between us and The Bank of New York Mellon Trust Company, N.A., as trustee. Senior debt securities will be issued under the senior indenture, dated as of June 17, 2020, between us and The Bank of New York Mellon Trust Company, N.A., as trustee and subordinated debt securities will be issued under a subordinated indenture (together with the senior indenture, the “indentures”). For additional information, you should look at the senior indenture filed as an exhibit to the registration statement of which this prospectus forms a part and the form of subordinated indenture filed as an exhibit to the registration statement of which this prospectus forms a part. In this description of the debt securities, the words “we,” “us” or “our” refer only to HP Inc. and not to any of our subsidiaries.
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series without notice to existing holders of debt securities of that series.
Terms of a Particular Series
Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:
•	whether the debt securities are senior or subordinated;
•	the offering price;
•	the title;
•	any limit on the aggregate principal amount;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date the principal will be payable;
•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;
•	the interest rate, if any, payable on overdue installments of principal, premium or interest;
•	the place where payments shall be made;
•	any mandatory or optional redemption provisions;
•	if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;
•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge-Defeasance;”
•	any conversion or exchange provisions;
•	whether the debt securities will be issuable in the form of a global security and, if so, the identity of the depositary with respect to such global security;
•	any subordination provisions if different from those described below under “Subordinated Debt Securities;”
•	any paying agents, authenticating agents or security registrars;
•	any guarantees on the debt securities;
•	any security for any of the debt securities;
•	any deletions of, or changes or additions to, the events of default or covenants; and
•	any other specific terms of such debt securities.
Unless otherwise specified in the prospectus supplement:
•	the debt securities will be registered debt securities; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.
Debt securities may be issued as original issue discount debt securities and sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. If we issue these debt securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement relating to such series of debt securities, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any potential redemption of debt securities of any series in part, we will not be required to:
•
issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.
We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part by one or more global securities. Each global security will:
•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee, referred to as certificated debt securities, unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and a successor depositary is not appointed by us within 90 days;

•	an event of default is continuing; or
•	any other circumstances described in a prospectus supplement have occurred permitting the issuance of certificated debt securities.
As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
•	entitled to have the debt securities registered in their names;
•	entitled to physical delivery of certificated debt securities; and
•	considered to be holders of those debt securities under the indenture.
Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither the trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agents
Unless otherwise indicated in the prospectus supplement:
•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and
•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.
At our option, however, we may pay interest by mailing a check to the record holder.
The corporate trust office of the trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:
•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;
•	the successor assumes our obligations on the debt securities and under the indentures;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.
Events of Defaults
Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:
(1)	failure to pay principal of or any premium on any debt security of that series at its maturity;
(2)	failure to pay any interest on any debt security of that series when due and payable, if that failure continues for 30 days;
(3)	failure to make any sinking fund payment when due and payable, if that failure continues for 30 days;
(4)	failure to perform any other covenant in the indenture, if that failure continues for 90 days after we are given the notice of the failure required in the indenture;
(5)	certain events of bankruptcy, insolvency or reorganization; and
(6)	any other event of default specified in the prospectus supplement.
An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of the debt securities of that series to be due and payable immediately. If an event of default described in clause (5) above shall occur, the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”
After a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration and its consequences on behalf of the holders of all debt securities of such series if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the indenture.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security or indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in (1) through (3) above.
Modification and Waiver
We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indentures for the benefit of the holders, without their consent, for certain purposes including, but not limited to:
•	providing for our successor to assume the covenants under the indenture;
•	adding covenants or events of default or surrendering our rights or powers;
•	making certain changes to facilitate the issuance of the securities;
•	securing the securities;
•	adding guarantees in respect of any securities;
•	providing for a successor trustee;
•	curing any ambiguities, defects or inconsistencies;
•	permitting or facilitating the defeasance and discharge of the securities;
•	making any other changes that do not adversely affect the rights of the holders of the securities; and
•	other changes specified in the indenture.
However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•	change the stated maturity of any debt security;
•	reduce the principal, premium, if any, or interest rate on any debt security;
•	reduce the amount of principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	change the method of computing the amount of principal or interest of any debt security or the place of payment or the currency in which any debt security is payable;
•	impair the right to sue for any payment after the stated maturity or redemption date;
•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders of subordinated debt securities;
•	adversely affect the right to convert any debt security; or
•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities of any series when:
(a)	either:
(1)
all of the debt securities of that series that have been authenticated and delivered (except lost, stolen or destroyed securities which have been replaced or paid and securities for whose payment money has been held in trust) have been cancelled or delivered to the trustee for cancellation; or

(2)
all of the debt securities of that series not cancelled or delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited enough money with the trustee to pay all the principal, interest and any premium due to the date of such deposit or the stated maturity date or redemption date of the debt securities, as the case may be;

(b)	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of such series; and
(c)
we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Each indenture contains a provision that permits us to elect either or both of the following:
•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and
•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:
(1)	the limitations on sale and lease-back transactions under the senior indenture;
(2)	the limitations on liens under the senior indenture;
(3)	covenants as to payment of taxes and maintenance of properties; and
(4)	the subordination provisions under the subordinated indenture.
To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related defeasance. In addition, we are required to deliver to the trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.
If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and, if applicable, conversion and exchange of debt securities.
Notices
Notices to holders will be given to the addresses of the holders in the security register.
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles.

Regarding the Trustee
The indentures limit the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign. The Bank of New York Mellon Trust Company, N.A. is also our depositary and affiliates of The Bank of New York Mellon Trust Company, N.A. have performed and continue to perform other services for us in the normal course of business.
Senior Debt Securities
The senior debt securities will be unsecured, unless we elect otherwise, and will rank equally with all of our other unsecured and non-subordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and non-subordinated obligations of such guarantors.
Covenants in the Senior Indenture
LIMITATIONS ON LIENS. Neither we nor any restricted subsidiary will issue, incur, create, assume or guarantee any secured debt without securing the senior debt securities equally and ratably with or prior to that secured debt unless the total amount of all secured debt with which the senior debt securities are not at least equally and ratably secured would not exceed the greater of $500 million or 10% of our consolidated net tangible assets.
LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS. Subject to the last paragraph of this section, neither we nor any restricted subsidiary will enter into any lease with a term longer than three years covering any of our principal property or any restricted subsidiary that is sold to any other person in connection with that lease unless either:
(1)
we or any restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on the principal property involved in such transaction at least equal in amount to the attributable debt with respect to the lease, without equally and ratably securing the senior debt securities, pursuant to “Limitations on Liens” described above; or

(2)
an amount equal to the greater of the following amounts is applied within 180 days of such sale to the retirement of our or any restricted subsidiary’s long-term debt or the purchase or development of comparable property:

•	the net proceeds from the sale; or
•	the attributable debt with respect to the sale and lease-back transaction.
However, either we or our restricted subsidiaries would be able to enter into a sale and lease-back transaction without being required to apply the net proceeds as required by (2) above if the sum of the following amounts would not exceed the greater of $500 million or 10% of our consolidated net tangible assets:
•	the total amount of the sale and lease-back transactions; and
•	the total amount of secured debt.
Subordinated Debt Securities
The subordinated debt securities will be our unsecured, subordinated obligations and any guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors. The subordinated debt securities are subordinated in right of payment to the prior payment in full of all senior debt, including any senior debt securities. In the event of our dissolution, winding up, liquidation or reorganization, the holders of senior debt shall be entitled to receive payment in full before holders of subordinated debt securities shall be entitled to receive any payment or distribution on any subordinated debt securities. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in it will describe the approximate amount of senior indebtedness outstanding as of a recent date.

In the event of insolvency, upon any distribution of our assets:
•
in the event that holders of subordinated debt securities receive a payment before we have paid all senior indebtedness in full, the holders of such subordinated debt securities are required to pay over their share of such distribution to the trustee in bankruptcy, receiver or other person distributing our assets to pay all senior debt remaining to the extent necessary to pay all holders of senior debt in full; and

•
our unsecured creditors who are not holders of subordinated debt securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated debt securities.

Definitions Relating to Subordinated Debt Securities
“Senior debt” means the principal, premium, if any, and unpaid interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by us in the future:
•	our indebtedness for borrowed money;
•	our obligations evidenced by bonds, debentures, notes or similar instruments sold by us for cash;
•	our obligations under any interest rate swaps, caps, collars, options, and similar arrangements;
•	our obligations under any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge arrangements;
•	our obligations under any credit swaps, caps, floors, collars and similar arrangements;
•
indebtedness incurred, assumed or guaranteed by us in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets, except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

•	our obligations as lessee under leases required to be capitalized on our balance sheet in conformity with generally accepted accounting principles;
•
all obligations under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

•	our reimbursement obligations in respect of letters of credit relating to indebtedness or our other obligations that qualify as indebtedness or obligations of the kind referred to above; and
•
our obligations under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above.

However, senior debt shall not include any indebtedness or obligation that provides that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities or provides that such indebtedness is subordinate to our other indebtedness and obligations.
The subordinated debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Any right we have to participate in any distribution of the assets of any of our subsidiaries upon their liquidation, reorganization or insolvency, and the consequent right of holders of senior debt securities to participate in those assets, will be subject to the claims of the creditors of such subsidiary. In addition, any claim we may have as a creditor would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.
Any covenants pertaining to a series of subordinated debt securities will be set forth in a prospectus supplement relating to such series of subordinated debt securities.
Except as described in the prospectus and any applicable prospectus supplement relating to a series of subordinated debt securities, the indentures and the subordinated debt securities do not contain any covenants or other provisions designed to afford holders of subordinated debt securities protection in the event of a recapitalization or highly leveraged transaction involving us.
Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of senior debt (as determined in accordance with the instrument governing such senior debt) that would be adversely affected thereby.
DESCRIPTION OF COMMON STOCK
The following description of common stock sets forth certain material terms and provisions of our common stock to which any prospectus supplement may relate. This section also summarizes relevant provisions of Delaware law. The following summary of common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our certificate of incorporation and our bylaws, copies of which are exhibits to the registration statement of which this prospectus forms a part. We encourage you to read our certificate of incorporation, our bylaws and the applicable provisions of Delaware law for additional information.
Our certificate of incorporation authorizes us to issue up to 9,600,000,000 shares of common stock, par value $0.01 per share. As of November 30, 2020, there were 1,289,636,312 shares of common stock issued and outstanding.
The holders of common stock as of the applicable record date are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by the board of directors out of funds legally available for distribution, and, in the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights and is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions available to the common stock. The common stock currently outstanding is validly issued, fully paid and nonassessable.
The transfer agent and registrar for the common stock is Equiniti Trust Company.
Our board of directors has the authority without stockholder consent, subject to certain limitations imposed by Delaware law or our bylaws, to issue one or more series of preferred stock at any time and to fix the rights, preferences and restrictions of the preferred stock of each series, including:
•	the number of shares in that series;
•	the dividend rate and whether dividends on that series of preferred stock will be cumulative, non-cumulative or partially cumulative;
•	the voting rights, if any;
•	conversion privileges, if any;
•	whether that series will be redeemable;
•	whether that series will have a sinking fund for the redemption or purchase of shares of that series;
•	the liquidation preference per share of that series, if any; and
•	any other relative rights, preferences and limitations.
As described above, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of our common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

Anti-Takeover Effects of Delaware Law
We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
(a)	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
(b)
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

•	by persons who are directors and also officers; and
•	by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(c)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include:
(1)
any merger or consolidation involving (i) the corporation or a direct or indirect majority-owned subsidiary of the corporation and (ii) the interested stockholder or any other corporation, partnership or entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation any of (a), (b) or (c) above is not applicable to the surviving entity;

(2)
any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets or outstanding stock of the corporation or any direct or indirect majority-owned subsidiary of the corporation to or with the interested stockholder;

(3)
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or such subsidiary to the interested stockholder;

(4)
any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or any such subsidiary which is beneficially owned by the interested stockholder; or

(5)
the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any direct or indirect majority-owned subsidiary of the corporation.

In general, Section 203 defines an “interested stockholder” as any person who or which beneficially owns 15% or more of the outstanding voting stock of the corporation or any person affiliated or associated with or controlling or controlled by the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination if such person is an interested stockholder, and the affiliates and associates of such person.
The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

DESCRIPTION OF PREFERRED STOCK
The following description of preferred stock sets forth certain material terms and provisions of our preferred stock to which any prospectus supplement may relate. This section also summarizes relevant provisions of Delaware law. The following summary of the terms of our preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our certificate of incorporation and our bylaws, copies of which are exhibits to the registration statement of which this prospectus forms a part.
Our certificate of incorporation authorizes us to issue up to 300,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, we did not have any outstanding shares of preferred stock or options to purchase preferred stock. Our board of directors, however, has the authority without stockholder consent, subject to certain limitations imposed by Delaware law or our bylaws, to issue one or more series of preferred stock at any time. The certificate of designation relating to each series will fix the rights, preferences and restrictions of the preferred stock of each series. A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:
•	the number of shares in any series;
•	the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;
•	the dividend rate and whether dividends on that series of preferred stock will be cumulative, non-cumulative or partially cumulative;
•	the voting rights of that series of preferred stock, if any;
•	any conversion provisions applicable to that series of preferred stock;
•
any redemption or sinking fund provisions applicable to that series of preferred stock including whether there is any restriction on the repurchase or redemption of the preferred stock while there is any arrearage in the payment of dividends or sinking fund installments;

•	the liquidation preference per share of that series of preferred stock, if any; and
•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.
We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the certificate of designation for complete information. The prospectus supplement will also contain a description of certain U.S. federal income tax consequences relating to the preferred stock.
Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of our common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.
DESCRIPTION OF THE DEPOSITARY SHARES
General
At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction, to be set forth in the prospectus supplement, of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

Depositary receipts issued pursuant to the depositary agreement will evidence the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to our certificate of incorporation, a copy of which is an exhibit to the registration statement of which this prospectus forms a part, as well as the deposit agreement for the depositary shares and the certificate of designation for the applicable series of preferred stock that, each of which will be filed with the SEC prior to issuance of the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.
The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will send the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 35 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock and the depositary shares.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of time set forth in the applicable prospectus supplement.
Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will send the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts representing the preferred stock.
Withdrawal of Preferred Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of any taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the owner evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the underlying preferred stock to be withdrawn, the depositary will deliver to the owner or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•
there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding-up and such distribution has been made to all the holders of depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for the depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.
Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America.
Federal Income Tax Consequences
Owners of the depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for United States federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for United States federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will be, upon such exchange, the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.
DESCRIPTION OF THE WARRANTS
General
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any underlying offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
This summary of certain provisions of the warrants is not complete. For the complete terms of the warrant agreement, you should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:
•	the title of the debt warrants;
•	the offering price for the debt warrants, if any;
•	the aggregate number of the debt warrants;
•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants;
•	if applicable, the designation and terms of the debt securities that the debt warrants are issued with and the number of debt warrants issued with each debt security;
•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which the debt securities may be purchased upon exercise, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution or adjustment provisions of the debt warrants, if any;
•	the redemption or call provisions, if any, applicable to the debt warrants; and
•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue our common stock or preferred stock will describe the terms of the warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants shall commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution provisions of the warrants, if any;
•	the redemption or call provisions, if any, applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION
We may sell the securities separately or together:
•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange;

•	through agents;
•	otherwise through a combination of any of the above methods of sale; or
•	through any other methods described in a prospectus supplement.
We may sell the securities from time to time:
•	in one or more transactions at a fixed price or prices which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the times of sale; or
•	at negotiated prices.
We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related prospectus supplement.
Such sales may be effected:
•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions;
•	through the writing of options; or
•	through other types of transactions.
We will describe the method of distribution of the securities in the prospectus supplement relating to the offer. The prospectus supplement will also set forth the terms of the offering, including:
•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any offering expenses;
•	any securities exchanges on which the securities may be listed;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers;
•	the anticipated date of delivery of the securities offered; and
•	any other material information.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
•	sell shares of common stock short and deliver the shares to close out short positions; or
•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents, or to reimbursement by us for certain expenses.
We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than our common stock, will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of securities may make a market in the securities but are not required to do so and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any securities.
Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or affiliates of ours in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.
VALIDITY OF THE SECURITIES
Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP will provide opinions regarding the validity of the securities. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of HP appearing in HP’s Annual Report (Form 10-K) for the year ended October 31, 2020, and the effectiveness of HP’s internal control over financial reporting as of October 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Information about us, including our SEC filings, is also available on our website at http://www.hp.com, however, that information is not a part of or incorporated into this prospectus or any accompanying prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act or the Exchange Act):
•	Annual Report on Form 10-K for the fiscal year ended October 31, 2020, filed with the SEC on December 10, 2020; and
•
Description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on June 23, 2006, as updated by Exhibit 4(j) to our Annual Report on Form 10-K for the fiscal year ended October 31, 2019, filed with the SEC on December 12, 2019, together with any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:
HP Inc.
1501 Page Mill Road
Palo Alto, California 94304
Attn: Investor Relations
(650) 236-8660
You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, a prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.
You should assume that the information in this prospectus, a prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$2,000,000,000

$1,000,000,000 4.000% notes due 2029
$1,000,000,000 4.200% notes due 2032
Prospectus Supplement
March 29, 2022
Joint Book Running Managers
BNP PARIBAS	BofA Securities	Goldman Sachs & Co. LLC	HSBC
J.P. Morgan	Wells Fargo Securities
Co-Managers
Citigroup	MUFG	Santander	US Bancorp
ING	SOCIETE GENERALE	Standard Chartered Bank
Credit Agricole CIB	Credit Suisse	Loop Capital Markets
Academy Securities	CastleOak Securities, L.P.	Ramirez & Co., Inc.	Siebert Williams Shank